                                   EXHIBIT 5



           OPINION AS TO CERTAIN DELAWARE LAW ISSUES OF THE SECURITIES
                                BEING REGISTERED

                                  July 16, 1997






                                                               Montgomery Office



The Colonial BancGroup, Inc.
P. O. Box 1108
Montgomery, AL 36101

         Re: Registration Statement on Form S-4 relating to the issuance of shares of Common Stock of The Colonial BancGroup, Inc., in connection with the acquisition by merger of First Independence Bank of Florida ("Merger")

Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by The Colonial BancGroup, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of shares of its Common Stock, par value of $2.50 per share, in connection with the Merger and in accordance with an Agreement and Plan of Merger, dated as of May 8, 1997 and amended as of July 7, 1997 (the "Agreement"), by and among the Company, Colonial Bank and First Independence Bank of Florida and the issuance by the Company of its Common Stock pursuant to stock options and stock purchase warrants being assumed by the Company in accordance with the Agreement. We have also acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, of the Registration Statement on Form S-4 referred to in the caption above. In this connection we have reviewed such documents and matters of law as we have deemed relevant and necessary as a basis for the opinions expressed herein.

         Upon the basis of the foregoing, we are of the opinion that:

         (i) The Company is a corporation duly organized and existing under the laws of the State of Delaware;

         (ii) The shares of Common Stock of the Company referred to above, to the extent actually issued pursuant to the Agreement will, when so issued, be duly and validly authorized and issued and will be fully paid and nonassessable shares of Common Stock of the Company;

         (iii) Under the laws of the State of Delaware, no personal liability attaches to the ownership of the shares of Common Stock of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement. In consenting to the inclusion of our opinion in the Registration Statement, we do not thereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act of 1933, as

The Colonial BancGroup
April 17, 1997
Page 2


amended.


                                    Sincerely yours,

                                    MILLER, HAMILTON, SNIDER & ODOM, L.L.C.



                                    By: /s/ Michael D. Waters
                                        ------------------------------------
                                        Michael D. Waters

MDW/mfm






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